Exhibit 99.1

For Immediate Release

Patrick Industries, Inc. Completes Acquisition of John H. McDonald Co., Inc. d/b/a Westside Furniture

ELKHART, IN – September 23, 2013 – Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today the acquisition of the business and certain assets of Goshen, Indiana-based John H. McDonald Co., Inc., d/b/a Westside Furniture (“Westside”), a wholesale supplier of La-Z-Boy® recliners and the Serta® Trump Home™ mattress line, among other furniture products, to the recreational vehicle (“RV”) industry. Westside marks the Company’s third business acquisition this year.

“We are very excited to welcome the highly respected Westside Furniture business to the Patrick family and look to continue the legacy that Michael, Rose Ann, and John Morgan have created. We look forward to working with John to carry on the standards that have been set by Michael and Rose Ann, who now can focus on enjoying their retirement years,” said Todd Cleveland, President and Chief Executive Officer of Patrick. “Westside will help us continue to bring new and innovative product lines to our customers and John’s creative and value driven approach will be a great fit with our organization. Consistent with the acquisitions we have completed in the past, we will continue to allow the entrepreneurial spirit of Westside to thrive while supporting the business with the financial and operational foundation that will enable it to align with our Company mission of bringing the highest quality products, service and value to our customers.”

John Morgan, a principal owner and manager of Westside, said, “My family and I have been actively engaged in the wholesale furniture business for the RV industry for the last seven years and we are excited to partner with an organization such as Patrick whose industry expertise and “Customer First’ approach are a natural fit with the core values, competencies and relationships that Westside has built over the last six decades in the local retail furniture business. As my parents begin the next chapter in their lives, they are confident that the company is in good hands and I am very much looking forward to the new opportunities that the Patrick team will bring to this business.”

The purchase of Westside was funded under the Company’s existing credit facility. Patrick will continue to operate the wholesale furniture business on a stand-alone basis under the Westside Furniture brand name in its existing 53,000 square foot leased facility. The Company expects the acquisition to be accretive to 2013 earnings per share.

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, household furniture, fixtures and commercial furnishings, marine, and other industrial markets and operates coast-to-coast through locations in 11 states. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, wrapped profile mouldings, slide out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures, interior passage doors, exterior graphics, and slotwall panels and components. The Company also distributes drywall and drywall finishing products, electronics, wiring, electrical and plumbing products, cement siding, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.

Forward-Looking Statements

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, pricing pressures due to competition, costs and availability of raw materials, availability of commercial credit, availability of retail and wholesale financing for residential and manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed residential and manufactured homes, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company’s core businesses, the ability to effectively manage the costs and the implementation of the new enterprise resource management system, the successful integration of acquisitions, stock price fluctuations, interest rates, oil and gasoline prices, the outcome of litigation, adverse weather conditions impacting retail sales, and our ability to remain in compliance with our credit agreement covenants. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and residential and manufactured homes. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov.

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Contact:

Julie Ann Kotowski

Patrick Industries, Inc.

574-294-7511 / kotowskj@patrickind.com

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